UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15 (d) of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 25, 2008

KEMET Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-20289	57-0923789
(Jurisdiction of Corporation)	(Commission File Number)	(IRS Employer Identification No.)

2835 KEMET Way, Simpsonville, SC		29681
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (864) 963-6300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4c))

Item 1.01 – Entry into a Material Definitive Agreement

On August 25, 2008, KEMET Corporation (the “Company”) issued a News Release announcing that the Company entered into a second amendment with the holders of its 6.66% Senior Notes with an aggregate principal amount outstanding of $40 million.  The second amendment extends the reduced consolidated minimum net worth required to be in compliance with the terms of the Senior Notes through September 30, 2008.  After giving effect to this amendment, the Company was and continues to be in compliance with all of the terms and conditions of its outstanding indebtedness, which principally consists of the following:

$175 million outstanding 2.25% Convertible Senior Notes due 2026

EUR 96.8 million currently outstanding under credit facilities with UniCredit Banca d’Impresa S.p.A.

$40 million outstanding 6.66% Senior Notes.

A copy of this News Release is furnished as Exhibit 99.1 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits

 (d.)     Exhibits

The following exhibit is filed herewith:

Exhibit No.	Description

99.1	News Release disseminated on August 25, 2008 by the Company announcing the second amendment to the Senior Notes

Signature

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 27, 2008	KEMET Corporation

/s/ WILLIAM M. LOWE, JR.

William M. Lowe, Jr.

Executive Vice President and

Chief Financial Officer